UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

Imunon, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On May 12, 2025, Imunon, Inc. (the “Company”) entered into an exchange agreement (the “Agreement”) with the holders (the “Warrant Holders”) of certain warrants of the Company (the “Warrants”) issued on August 1, 2024, which are exercisable for an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Pursuant to the terms of the Agreement, the Company will issue to the Warrant Holders an aggregate of 2,921,000 shares of Common Stock (the “Warrant Exchange Shares”), on a one-for-one basis, in exchange for shares issuable under the Warrants (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Agreement, the Warrant Holders also agreed to waive the Company’s compliance with the provisions of Section 4.12(b) of the Securities Purchase Agreement, dated July 30, 2024, with respect to any Company Variable Rate Transaction (as defined in the Purchase Agreement) for a period of forty-five (45) days from the date of the Agreement and agreed to a lock up period on the Warrant Exchange Shares ending on the opening of trading on May 14, 2025. The Warrant Exchange is expected to close on May 13, 2025. The number of Warrant Exchange Shares that will be issued pursuant to the Agreement will represent 19.98% of the shares of Common Stock outstanding as of the date of the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants made by the Company in the Agreement were made solely for the benefit of the parties to the Agreement and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Warrant Exchange is incorporated by reference into this Item 3.02. The Warrant Exchange will be completed, and the Warrant Exchange Shares will be issued in reliance on, the exemption from registration provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Warrant Exchange Shares are being issued in exchange for other outstanding securities of the Company; (b) there will be no additional consideration delivered by the Warrant Holders in connection with the Warrant Exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the Warrant Exchange.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Exchange Agreement, dated May 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON INC.

Dated: May 12, 2025	By:	/s/ Stacy R. Lindborg
Stacy R. Lindborg, Ph.D.
President and Chief Executive Officer